UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE FIRST YEARS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 2, 2004, The First Years Inc. mailed the following letter to its stockholders that hold shares registered in the name of a broker or bank and to its stockholders of record:

[The First Years Inc. Logo]

SPECIAL MEETING IN LESS THAN TWO WEEKS

TWO-THIRDS VOTE REQUIRED

PLEASE VOTE YOUR PROXY TODAY!

September 2, 2004

Dear Stockholder:

The Special Meeting of Stockholders of The First Years Inc. to be held on September 14, 2004 is less than two weeks away.

According to our latest records, we have not yet received your proxy for this important meeting. The Board of Directors and the Special Committee of The First Years recommend that the stockholders vote “FOR” the adoption and approval of the merger agreement.

The proposed merger agreement between RC2 Corporation and The First Years requires the approval of two-thirds of the outstanding shares of The First Years common stock. Your participation is needed to help us reach the two-thirds vote requirement. By not voting, it has the same affect as voting “Against” the merger agreement.

Please submit your vote in this important matter regarding the future of your investment – by voting by telephone, via the Internet, or by marking, signing, dating and returning the enclosed proxy in the postage-paid return envelope provided.

Thank you for your continued support.

Sincerely,

/s/ Ronald J. Sidman
RONALD J. SIDMAN
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

IMPORTANT RECENT DEVELOPMENT

Last week, Institutional Shareholder Services (ISS), a leading independent proxy voting advisory firm, recommended that stockholders of The First Years vote “FOR” the adoption and approval of the merger agreement with RC2 Corporation.

In making its recommendation, ISS concluded that, “Based on the market premium, the fairness opinion, and the presence of an auction process, we believe the merger agreement warrants shareholder support.”

ISS is a leading provider of proxy voting and corporate governance services.

3 EASY WAYS TO VOTE

Help your company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your voting form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your voting form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help your company save additional solicitation costs by marking, signing, dating and mailing your proxy today. Remember, a failure to vote is equivalent to a vote “against” the merger agreement. Internet and telephone voting are also available. Please refer to your proxy or voting form for instructions. Street name shareholders: Your broker or bank cannot vote your shares unless it receives your instructions. Please return your proxy immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-800-859-8508.